Exhibit 10.8

TRI POINTE HOMES, INC.
2022 LONG-TERM INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
Tri Pointe Homes, Inc., a Delaware corporation (the “Company”), hereby grants to [NAME] (the “Holder”) as of [DATE] (the “Grant Date”), pursuant to the terms and conditions of the Tri Pointe Homes, Inc. 2022 Long-Term Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to [###] shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2.Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. As of each date on which the Company pays a cash dividend to record owners of shares of Common Stock (a “Dividend Date”), then the number of shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Common Stock on such Dividend Date. Any such additional shares shall be subject to the same vesting conditions and payment terms set forth herein as the shares to which they relate.

3.Restriction Period and Vesting.

a.Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest on the day immediately prior to the Company’s [DATE] Annual Meeting of Stockholders. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

b.Change in Control. Upon a Change in Control, the Restriction Period shall lapse and the Award shall become fully vested and shall be subject to Section 5.8 of the Plan.

c.Separation from Service. If the Holder incurs a Separation from Service as a Non-Employee Director prior to the end of the Restriction Period for any reason, then the portion of the Award that was not vested immediately prior to such Separation from Service shall be immediately forfeited by the Holder and cancelled by the Company; provided, however, that the Restriction Period shall lapse and the Award shall become fully vested if the Holder incurs a Separation from Service prior to the end of the Restriction Period by reason of death or Disability. For purposes of this Agreement, “Disability” shall be defined as that term is defined in the Holder’s offer letter, employment agreement, change in control agreement, or other similar agreement; or if there is no such definition, “Disability” means the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or has lasted or can be expected to last for a continuous period of 180 days or more, as determined by an independent physician selected with the approval of the Company or any Subsidiary and the Holder

4.Delivery of Certificates. Subject to Section 6, as soon as practicable (but not later than 30 days) after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery. Prior to the issuance to the Holder of the shares of Common

Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5.Transfer Restrictions and Investment Representation.

a.Non-transferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution, pursuant to the designation of one or more beneficiaries on the form prescribed by the Company, a trust or entity established by the Holder for estate planning purposes, a charitable organization designated by the Holder or pursuant to a qualified domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

b.Investment Representation. The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6.Additional Terms and Conditions of Award.

a.Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding, and conclusive.

b.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval, or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval, or other action.

c.Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued service as a Non-Employee Director.

d.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

e.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors, and assigns.

f.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Tri Pointe Homes, Inc., Attn: General Counsel, 3161 Michelson Dr, Suite 1500, Irvine, California 92612, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails, or (d) by express courier service. The notice, request, or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request, or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

g.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

h.Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

i.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

j.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect, or enforceability of this Agreement.

k.Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

l.Section 409A. This Agreement will be interpreted in accordance with Section 409A of the Code, to the extent applicable, including without limitation any Treasury Regulations or other Department of Treasury guidance that may be issued or amended after the date hereof, and will not be amended or modified in any manner that would cause this Agreement to violate the requirements of Section 409A. If, following the date hereof, the Committee determines that the Award may be subject to Section 409A, including such Department of Treasury guidance as may be issued after the date hereof, the Committee may, in its discretion, adopt such amendments to this Agreement or adopt such other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A. Notwithstanding anything to the contrary in the Plan or in this Agreement, the Holder agrees that the Holder (or the Holder’s estate or permitted beneficiary(ies)) will be solely responsible for the satisfaction of all taxes, interest, and penalties that may be imposed on the Holder or for the Holder’s account in connection with this Award (including, without limitation, any taxes, interest, and penalties under Section 409A), and neither the Company nor its Affiliates will have any obligation to reimburse, indemnify, or otherwise hold the Holder (or the Holder’s estate or permitted beneficiary(ies)) harmless from any or all of such taxes, interest, or penalties.

m.Clawback. The Award shall be subject to the Company’s Executive Recoupment Policy and any Company clawback or similar policy and any Applicable Law related to such actions. The Holder’s acceptance of this Award shall be deemed to constitute the Holder’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of the Executive Recoupment Policy and any other applicable Company clawback or similar policy that may apply to the Holder, whether adopted before or after the Grant Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Holder’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
[Signature page follows.]

TRI POINTE HOMES, INC.,
a Delaware corporation

By:
Name:
Its:
Accepted on: __________________________
_____________________________________
[NAME]